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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated January 27, 2000, in the Registration Statement (Form S-3) and related Prospectus of Millennium Pharmaceuticals, Inc. for the registration of $400,000,000 of 5.5% Convertible Subordinated Notes due January 15, 2007 and 2,376,960 shares of its common stock.


                                               /s/ ERNST & YOUNG LLP

Boston, Massachusetts
                                                               February 25, 2000